                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                            (AS OF DECEMBER 31, 2001)

                                                                                     STATE OF
NAME OF CORPORATION                                                               INCORPORATION
-------------------                                                               -------------
NEWSPAPER PUBLISHING:

Press-Enterprise Company                    d/b/a The Press-Enterprise             California
The Dallas Morning News, L.P.               d/b/a The Dallas Morning News           Delaware
The Providence Journal Company              d/b/a Providence Journal-Bulletin       Delaware
DFW Printing Company, Inc.                                                          Delaware
DMI Acquisition Sub., Inc.                  d/b/a Design Mail, Inc.                 Delaware
Denton Publishing Company                   d/b/a Denton Record-Chronicle             Texas

TELEVISION BROADCASTING:

KMSB-TV, Inc.                               d/b/a KMSB, Channel 11                   Arizona
                                            d/b/a KTTU, Channel 18
KASW-TV, Inc.                               d/b/a KASW, Channel 61                  Delaware
KENS-TV, Inc.                               d/b/a KENS, Channel 5                   Delaware
KHOU-TV, L.P.                               d/b/a KHOU, Channel 11                  Delaware
KMOV-TV, Inc.                               d/b/a KMOV, Channel 4                   Delaware
KONG-TV, Inc.                               d/b/a KONG, Channel 16                  Delaware
KSKN Television, Inc.                       d/b/a KSKN, Channel 22                  Delaware
KTVK, Inc.                                  d/b/a KTVK, Channel 3                   Delaware
KVUE Television, Inc.                       d/b/a KVUE, Channel 24                  Delaware
WFAA-TV, L.P.                               d/b/a WFAA, Channel 8                   Delaware
WVEC Television, Inc.                       d/b/a WVEC, Channel 13                  Delaware
WWL-TV, Inc.                                d/b/a WWL, Channel 4                    Delaware
Belo Kentucky, Inc.                         d/b/a WHAS, Channel 11                  Kentucky
WCNC-TV, Inc.                               d/b/a WCNC, Channel 36               North Carolina
Hill Tower, Inc.                                                                      Texas
Texas Tall Tower                                                                      Texas
King Broadcasting Company                   d/b/a KGW, Channel 8                   Washington
                                            d/b/a KING, Channel 5
                                            d/b/a KREM, Channel 2
                                            d/b/a KTVB, Channel 7


INTERACTIVE MEDIA:

Belo Interactive, Inc.                                                              Delaware

CABLE NEWS:

Texas Cable News, Inc.                      d/b/a TXCN                              Delaware
King News Corporation                       d/b/a Northwest Cable News             Washington

Except as noted below, all of the subsidiaries are wholly-owned subsidiaries of the Company. The Company through wholly-owned subsidiaries owns 50% of the outstanding common stock of Hill Tower, Inc. and Texas Tall Tower.